EXHIBIT 10.14

                                    RESTATED
                                EXPENSE AGREEMENT

      This Restated Expense Agreement is executed and delivered as of the 28th day of September, 2005, to be effective as of the 1st day of January, 2005(this "Restated Agreement"), hereby restates in its entirety and supersedes, from this day forward, the Expense Agreement dated December 19, 2002 and the Restated Expense Agreement dated June 3, 2004 (the "Agreement") by and between AmeriFirst Capital Corp, a Florida Corporation ("Capital Corp.") and AmeriFirst, Inc., a Delaware corporation ("AmeriFirst").

      WHEREAS, Capital Corp. was formed solely for the restricted, limited purpose of acting as a broker/dealer; and

      WHEREAS, Capital Corp. is registered with the NASD as a broker/dealer.

      WHEREAS, AmeriFirst owns all of the capital stock of: (i) AmeriFirst Financial Services, Inc., the Manager, (ii) Asset Settlement Group, Inc., the Provider, and (iii) AmeriFirst Capital Corp., the Underwriter (collectively, "Subsidiaries"); and

      WHEREAS, AmeriFirst desires to assist Capital Corp in its operations as provided in this Restated Agreement.

      NOW, THEREFORE, the parties hereto agree as follows:

1. Forgiveness of Debt. AmeriFirst hereby agrees to pay the expenses incurred by Capital Corp. beginning January 1, 2005 through December 31, 2005.

2. Payment of Organizational and Offering Expenses.

      A. AmeriFirst hereby agrees to:

            (i) pay, at its own expense, all organizational and operational expenses reasonably incurred by the Capital Corp in the normal course of its operations, including, but not limited to:

                  Office Rental Expense            $23,382.50
                  Telephone Expense                $ 2,400.00
                  Postage/Delivery Expense         $   633.36
                  Accounting Fees                  $11,588.20
                  Registration Fees                $ 2,400.00
                  Travel/Entertainment Expense     $ 6,000.00

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                  Broker/Dealer Registrations      $23,758.60
                  Office Supplies                  $   253.27
                  Salaries and Wages               $23,382.50
                  License and Permitting Expense   $ 1,335.10

      B. AmeriFirst hereby acknowledges that there is no obligation whatsoever on the part of Capital Corp to pay all or any portion of the aforementioned costs, or to reimburse or otherwise compensate AmeriFirst for any or all of such costs, which it pays on behalf of Capital Corp or for which it has forgiven.

3. Books and Records. Each of Capital Corp. and AmeriFirst hereby agree to keep accurate and complete books and records of its accounts in accordance with generally accepted accounting principles in the United States of America.

4. Release. AmeriFirst hereby knowingly, voluntarily, intentionally, unconditionally and irrevocably waives, releases, and forever discharges Capital Corp, from and against any and all rights, claims, counterclaims, actions or causes of action that AmeriFirst had, has or may have against Capital Corp in connection with the repayment of expenses paid for by AmeriFirst on behalf of Capital Corp pursuant to Section 2 hereof.

5. Binding Agreement. This Restated Agreement shall be binding on, and shall inure to the benefit of, the parties to this Restated Agreement and their respective successors and assigns.

6. Entire Agreement; Amendments. This Restated Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof, including, without limitation, the Agreement. This Restated Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

7. Severability. In the event that all or any part of any section of this Restated Agreement shall be held to be invalid, illegal or unenforceable in any respect, in whole or in part, the validity of the remainder of this Restated Agreement or the remainder of any such section shall in no way be affected, prejudiced or disturbed thereby and not be rendered invalid. If any provision of this Restated Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

8. Governing Law. This Restated Agreement will be governed by and construed under the laws of the State of Georgia without regard to conflicts-of-laws principles that would require the application of any other law.

9. Headings. The section headings contained in this Restated Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Restated Agreement.


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10. Counterparts; Execution of Restated Agreement. This Restated Agreement may
be executed in one or more counterparts, each of which will be deemed to be an original copy of this Restated Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Restated Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Restated Agreement as to the parties and may be used in lieu of the original Restated Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

      IN WITNESS WHEREOF, this Amended Agreement has been executed as of the date first written above.

                                                 AMERIFIRST, INC.

                                                 By: /s/ John Tooke
                                                    --------------------
                                                    John Tooke, CEO